UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 13, 2004

Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

This Form 8-K has 14 pages.

ITEM 12.   Results of Operations and Financial Condition

          The purpose of this Current Report on Form 8-K is to furnish BB&T’s second quarter 2004 earnings release.

EXHIBIT INDEX

Exhibit 99.1 Quarterly Performance Summary issued July 13, 2004

July 13, 2004

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tom A. Nicholson	Scott E. Reed	Bob Denham
Executive Vice President	Sr. Exec. Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Public Relations
(336) 733-3058	(336) 733-3088	(336) 733-1002

BB&T reports net income of $400 million, up 26.5%

          WINSTON-SALEM, N.C. — BB&T Corporation (NYSE: BBT) reported today second quarter net income totaling $400.1 million, or $.72 per diluted share. Net income increased 26.5% compared with $316.2 million earned in the second quarter of 2003, while diluted earnings per share reflected an increase of 7.5% compared to earnings per share of $.67 during the second quarter last year.

          BB&T’s second quarter net income produced annualized returns on average assets and average shareholders’ equity of 1.65% and 15.17%, respectively, compared to prior year returns of 1.57% and 16.38%, respectively.

          Cash basis operating results exclude the unamortized balances of intangibles from assets and shareholders’ equity and exclude the amortization of intangibles, the net amortization of purchase accounting mark-to-market adjustments and merger-related charges from earnings. Cash basis operating earnings totaled $422.5 million for the second quarter of 2004, an increase of 23.9% compared to the second quarter of 2003. Current quarter cash basis diluted earnings per share increased 5.6% to $.76, compared to $.72 earned during the same period in 2003. Cash basis operating earnings for the second quarter of 2004 produced an annualized return on average tangible assets of 1.83% and an annualized return on average tangible shareholders’ equity of 28.41%.

          “I am extremely pleased to report strong results for the second quarter of 2004,” said Chairman and Chief Executive Officer John A. Allison. “Our earnings reflect significant improvements in a number of key areas that drive our performance, including core loan growth, higher revenues from our noninterest income generating businesses, continued excellent asset quality and improving expense control. We are also gaining sales and earnings momentum in our new markets and achieving operating efficiencies from recent acquisitions. I believe we are well-positioned to further improve profitability during the remainder of 2004.”

MORE

          For the first six months of 2004, BB&T’s net income was $728.6 million, an increase of 13.1% compared to $644.0 million earned in the first six months of 2003. Diluted earnings per share for the first half of 2004 totaled $1.32, a decrease of 2.9% compared to the same period in 2003. Excluding $6.5 million in net after-tax merger-related expenses, operating earnings for the first six months of 2004 were $735.1 million, an increase of 10.1% compared to 2003. Operating diluted earnings per share totaled $1.33 for the first six months of 2004, a decrease of 5.7% compared to the first six months last year.

Loan Growth Accelerates in Second Quarter – Core Loan Growth 12.3%

          Average loans and leases totaled $66.9 billion for the second quarter of 2004, reflecting an increase of $3.6 billion, or 23.2% on an annualized basis, compared to the first quarter of 2004. Excluding the impact of growth resulting from acquisitions, average loans grew 12.3% on an annualized basis compared to the first quarter of 2004, reflecting the strongest internal quarterly growth rate since 2000. This growth was led by mortgage loans, which increased at an annualized rate, excluding acquisitions, of 22.9% compared to the first quarter of 2004. Commercial loan growth substantially improved during the second quarter, with average commercial loans and leases increasing 9.1% on an annualized basis excluding acquisitions compared to the first quarter of 2004. BB&T also benefited from continued positive growth trends in consumer loans, with average direct retail loans and revolving credit increasing at annualized rates of 13.5% and 5.4%, respectively, excluding acquisitions, compared to the first quarter. Sales finance loan growth significantly improved compared to recent quarters, with average balances increasing at an annualized rate of 5.7% compared to the first quarter.

Asset Quality Excellent – Reflects Continued Improvement

          BB&T’s credit quality continued to improve during the second quarter. Nonperforming assets, as a percentage of total assets, decreased to .42% at June 30 compared to .49% at Dec. 31, 2003 and .55% at June 30, 2003. Annualized net charge-offs were .34% of average loans and leases for the second quarter of 2004, down from ..36% in the first quarter of 2004 and .43% in the second quarter of 2003. These are the lowest levels of nonperforming assets and quarterly net charge-offs in more than three years. Excluding losses at BB&T’s specialized lending subsidiaries, annualized net charge-offs for the current quarter were .24% of average loans and leases compared to .25% in the first quarter of 2004 and .31% in the second quarter of 2003.

Quarterly Cash Dividend Increased 9.4%

          On June 22, BB&T’s board of directors declared a cash dividend of $.35 per share, payable Aug. 2 to shareholders of record on July 16. This represents an increase of 9.4% and marks the 33rd consecutive year that BB&T has raised the cash dividend paid to shareholders. In addition, BB&T has paid a dividend every year since 1920.

Core Operating Noninterest Expenses Decrease 6.8%

          BB&T’s noninterest expenses totaled $750.7 million for the second quarter, an increase of $12.7 million, or 6.9% on an annualized basis, compared to the first quarter of 2004. Excluding merger-related expenses and expense growth resulting from purchase acquisitions, noninterest expenses decreased 6.8% on an annualized basis compared to the first quarter of 2004, demonstrating efficiencies realized in connection with recent mergers.

MORE

Growth Continues in Noninterest Income

          The positive trends in BB&T’s noninterest income continued during the second quarter. Total noninterest income was $573.7 million for the quarter, an increase of 24.4% compared with the same period in 2003. Excluding growth resulting from acquisitions, noninterest income increased 4.4% compared to the second quarter of 2003. Noninterest income for the second quarter of 2004 increased at an 80.3% annualized rate compared to the first quarter of 2004, and grew an annualized 56.9%, excluding acquisitions, compared to the same period. The growth was led by substantially improved performance from mortgage banking operations, as well as increased revenues from insurance operations, service charges on deposit accounts and other nondeposit fees and commissions.

          Revenues from mortgage banking operations totaled $67.5 million for the second quarter of 2004, an increase of $100.2 million compared to a net loss of $32.7 million for the second quarter last year. Current quarter earnings increased primarily as a result of a $30.4 million net recapture of the valuation allowance offsetting mortgage servicing rights as higher mortgage rates have increased the value of these assets. Lower interest rates in the second quarter of 2003 required BB&T to record a $109.3 million increase to the allowance for mortgage servicing rights, resulting in the $32.7 million net loss.

          The continued expansion of BB&T’s insurance agency network and brokerage operations through both acquisitions and internal growth resulted in insurance commissions totaling $164.7 million for the second quarter, a 62.3% increase compared with $101.5 million earned during the second quarter of 2003. Revenues from BB&T’s insurance operations were the largest source of noninterest income during the quarter. Excluding the effect of acquisitions, second quarter insurance commissions increased 8.4% compared to the second quarter of 2003 and 54.3% on an annualized basis compared to the first quarter of 2004.

          Service charges for deposit-related services totaled $131.4 million during the second quarter of 2004, an increase of 36.0% compared to the second quarter of 2003. This increase resulted from service charge income from acquired institutions, growth in commercial account analysis fees and significantly lower fee waivers compared to last year. Excluding the effect of acquisitions, service charges on deposits for the second quarter of 2004 increased 12.6% compared to the second quarter last year.

          Other service charges, commissions and fees totaled $79.5 million for the second quarter of 2004, an increase of $18.7 million, or 30.8%, compared to the second quarter of 2003. Excluding the effect of acquisitions, other service charges, commissions and fees increased 12.2% compared to the second quarter last year. This increase was generated primarily by growth in bankcard fees and merchant-related services.

BB&T Completes Republic Merger and Continues Expansion of Existing Business Lines

          On April 14, BB&T consummated its merger with Republic Bancshares, Inc. (“Republic”), headquartered in St. Petersburg, Fla., and on June 14, BB&T successfully converted Republic’s systems to those of BB&T. Republic had $2.8 billion in assets and operated 71 banking offices along the Gulf Coast and in central and southern Florida at the time of acquisition. The Republic merger, BB&T’s second in Florida, effectively complements the acquisition of Regional Financial Corp., completed in September 2002, and provides BB&T with an enhanced presence in many of the strongest and fastest-growing economic markets in Florida.

MORE

          On June 10, BB&T completed its acquisition of privately held investment advisory firm de Garmo & Kelleher of Washington, D.C. With more than $630 million in assets under management, de Garmo & Kelleher specializes in providing highly personalized investment counseling to individuals, families, professional corporations and charities primarily in Maryland, Virginia and Washington, D.C.

          On April 30, BB&T completed its acquisition of Capitol Premium Plan Inc., an insurance premium finance company based in Charlotte, which was combined with BB&T’s wholly-owned insurance premium finance subsidiary, Prime Rate Premium Finance Corporation Inc.

          On June 1, BB&T Insurance Services acquired Employee Benefit Services based in Lexington, Ky. Employee Benefit Services provides life, health, dental, vision and disability income insurance as part of employee benefit plans. This acquisition will further expand BB&T’s insurance operations, currently the nation’s sixth largest insurance broker.

          At June 30, BB&T had $97.3 billion in assets and operated more than 1,400 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Florida, Alabama, Indiana and Washington, D.C. BB&T’s common stock is traded on the New York Stock Exchange under the trading symbol BBT. The closing price of BB&T’s common stock on July 12 was $37.38 per share.

          For additional information about BB&T’s financial performance, company news, products and services, please visit our Web site at www.BBandT.com.

Earnings Webcast

           Please visit our Web site at www.BBandT.com/Investor. Replays of the earnings conference call will be available through our Web site until 5 p.m. (EDT) July 28.

_________________

           This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). BB&T’s management uses these non-GAAP measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities, as well as the amortization of intangibles and purchase accounting mark-to-market adjustments in the case of “cash basis” performance measures. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on BB&T’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of BB&T’s core businesses. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

           This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to BB&T’s filings with the Securities and Exchange Commission for a summary of important factors that could affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	6/30/04	6/30/03	$	%

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent	$1,139,932	$1,073,710	$66,222	6.2%
Interest expense	279,751	342,111	(62,360)	(18.2)
Net interest income - taxable equivalent	860,181	731,599	128,582	17.6
Less: Taxable equivalent adjustment	20,478	28,179	(7,701)	(27.3)
Net interest income	839,703	703,420	136,283	19.4
Provision for loan and lease losses	64,000	61,500	2,500	4.1
Net interest income after provision for loan and lease losses	775,703	641,920	133,783	20.8
Noninterest income (2)	573,655	461,096	112,559	24.4
Noninterest expense (3)	749,860	619,079	130,781	21.1
Operating earnings before income taxes	599,498	483,937	115,561	23.9
Provision for income taxes	199,041	147,009	52,032	35.4
Operating earnings (1)	$400,457	$336,928	$63,529	18.9%

PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings	$.72	$.71	$.01	1.4%
Diluted earnings	.72	.71	.01	1.4
Weighted average shares - Basic	554,041,770	471,713,450
Diluted	557,485,680	475,293,564
Dividends paid per common share	$.32	$.29	$.03	10.3%

PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets	1.66%	1.67%
Return on average equity	15.18	17.45
Net yield on earning assets (taxable equivalent)	4.02	4.06
Efficiency ratio (taxable equivalent) (4)	52.8	52.0

CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(5)
Cash basis operating earnings	$422,466	$341,080	$81,386	23.9%
Diluted earnings per share	.76	.72	.04	5.6
Return on average tangible assets	1.83%	1.73%
Return on average tangible equity	28.41	23.38
Efficiency ratio (taxable equivalent) (4)	50.5	51.4

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	6/30/04	6/30/03	$	%

INCOME STATEMENTS
Interest income	$1,119,454	$1,045,531	$73,923	7.1%
Interest expense	279,751	342,111	(62,360)	(18.2)
Net interest income	839,703	703,420	136,283	19.4
Provision for loan and lease losses	64,000	61,500	2,500	4.1
Net interest income after provision for loan and lease losses	775,703	641,920	133,783	20.8
Noninterest income	573,655	461,096	112,559	24.4
Noninterest expense	750,651	650,920	99,731	15.3
Income before income taxes	598,707	452,096	146,611	32.4
Provision for income taxes	198,601	135,859	62,742	46.2
Net income	$400,106	$316,237	$83,869	26.5%

PER SHARE DATA
Basic earnings	$.72	$.67	$.05	7.5%
Diluted earnings	.72	.67	.05	7.5
Weighted average shares - Basic	554,041,770	471,713,450
Diluted	557,485,680	475,293,564

PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets	1.65%	1.57%
Return on average equity	15.17	16.38
Efficiency ratio (taxable equivalent) (4)	52.9	54.7

NOTES:		Applicable ratios are annualized.
	(1)	Operating earnings exclude the effect of merger-related and nonrecurring charges. These charges totaled $351 thousand and $20.7 million, net of tax, in the second quarters of 2004 and 2003, respectively. See Reconciliation Tables included herein.
	(2)	Excluding purchase accounting transactions, noninterest income would have increased approximately 4.4% for the quarter, compared to the same period in 2003.
	(3)	Excluding purchase accounting transactions, noninterest expense would have decreased approximately 3.9% for the quarter, compared to the same period in 2003.
	(4)	Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, and gains or losses on mortgage banking-related derivatives. Cash basis and operating ratios also exclude merger-related charges and nonrecurring charges. See Reconciliation Tables included herein.
	(5)	Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

	For the Six Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	6/30/04	6/30/03	$	%

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent	$2,241,110	$2,158,588	$82,522	3.8%
Interest expense	553,377	704,813	(151,436)	(21.5)
Net interest income - taxable equivalent	1,687,733	1,453,775	233,958	16.1
Less: Taxable equivalent adjustment	41,207	58,177	(16,970)	(29.2)
Net interest income	1,646,526	1,395,598	250,928	18.0
Provision for loan and lease losses	126,500	124,500	2,000	1.6
Net interest income after provision for loan and lease losses	1,520,026	1,271,098	248,928	19.6
Noninterest income (2)	1,051,833	906,017	145,816	16.1
Noninterest expense (3)	1,478,196	1,218,438	259,758	21.3
Operating earnings before income taxes	1,093,663	958,677	134,986	14.1
Provision for income taxes	358,562	290,950	67,612	23.2
Operating earnings (1)	$735,101	$667,727	$67,374	10.1%

PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings	$1.34	$1.42	$(.08)	(5.6	) %
Diluted earnings	1.33	1.41	(.08)	(5.7)
Weighted average shares - Basic	550,309,127	471,124,675
Diluted	554,016,363	474,823,495
Dividends paid on common shares	$.64	$.58	$.06	10.3%

PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets	1.56%	1.68%
Return on average equity	14.20	17.69
Net yield on earning assets (taxable equivalent)	4.06	4.09
Noninterest income as a percentage of
total income (taxable equivalent) (4)	37.9	37.8
Efficiency ratio (taxable equivalent) (4)	53.9	51.8

CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(5)
Cash basis operating earnings	$777,431	$675,999	$101,432	15.0%
Diluted earnings per share	1.40	1.42	(.02)	(1.4)
Return on average tangible assets	1.73%	1.74%
Return on average tangible equity	26.17	23.81
Efficiency ratio (taxable equivalent) (4)	51.7	51.2

	For the Six Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	6/30/04	6/30/03	$	%

INCOME STATEMENTS
Interest income	$2,199,903	$2,100,411	$99,492	4.7%
Interest expense	553,377	704,813	(151,436)	(21.5)
Net interest income	1,646,526	1,395,598	250,928	18.0
Provision for loan and lease losses	126,500	124,500	2,000	1.6
Net interest income after provision for loan and lease losses	1,520,026	1,271,098	248,928	19.6
Noninterest income	1,051,833	906,017	145,816	16.1
Noninterest expense	1,488,637	1,255,008	233,629	18.6
Income before income taxes	1,083,222	922,107	161,115	17.5
Provision for income taxes	354,616	278,122	76,494	27.5
Net income	$728,606	$643,985	$84,621	13.1%

PER SHARE DATA
Basic earnings	$1.32	$1.37	$(.05)	(3.6	) %
Diluted earnings	1.32	1.36	(.04)	(2.9)
Weighted average shares - Basic	550,309,127	471,124,675
Diluted	554,016,363	474,823,495

PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets	1.55%	1.62%
Return on average equity	14.07	17.06
Efficiency (taxable equivalent) (4)	54.3	53.4

NOTES:		Applicable ratios are annualized.
	(1)	Operating earnings exclude the effect of merger-related and nonrecurring charges. These charges totaled $6.5 million and $23.7 million, net of tax, in 2004 and 2003, respectively. See Reconciliation Tables included herein.
	(2)	Excluding purchase accounting transactions, noninterest income would have decreased approximately 0.3% for the six months ended June 30, 2004 compared to 2003.
	(3)	Excluding purchase accounting transactions, noninterest expense would have decreased approximately 1.5% for the six months ended June 30, 2004 compared to 2003.
	(4)	Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, and gains or losses on mortgage banking-related derivatives. Cash basis and operating ratios also exclude merger-related charges and nonrecurring charges. See Reconciliation Tables included herein.
	(5)	Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

	As of / For the Six Months Ended		Increase (Decrease)

(Dollars in thousands)	6/30/04	6/30/03	$	%

CONSOLIDATED BALANCE SHEETS
End of period balances
Cash and due from banks	$1,967,249	$2,063,487	$(96,238)	(4.7	) %
Interest-bearing deposits with banks	314,229	326,835	(12,606)	(3.9)
Federal funds sold and other earning assets	176,509	206,643	(30,134)	(14.6)
Securities available for sale	17,477,628	16,030,474	1,447,154	9.0
Securities held to maturity	125	55,099	(54,974)	(99.8)
Trading securities	388,998	180,711	208,287	115.3
Total securities	17,866,751	16,266,284	1,600,467	9.8
Commercial loans and leases	33,397,400	29,418,569	3,978,831	13.5
Direct retail loans	13,314,629	9,716,242	3,598,387	37.0
Sales finance loans	6,288,337	3,381,745	2,906,592	85.9
Revolving credit loans	1,204,479	1,059,313	145,166	13.7
Mortgage loans	12,831,806	11,368,328	1,463,478	12.9
Total loans and leases	67,036,651	54,944,197	12,092,454	22.0
Allowance for loan and lease losses	816,330	719,576	96,754	13.4
Total earning assets	85,745,148	71,351,630	14,393,518	20.2
Premises and equipment, net	1,270,680	1,068,808	201,872	18.9
Goodwill	4,076,888	1,714,938	2,361,950	137.7
Other intangible assets	586,199	152,054	434,145	285.5
Other assets	4,869,459	4,421,136	448,323	10.1
Total assets	97,348,285	80,444,806	16,903,479	21.0
Noninterest-bearing deposits	12,017,270	9,238,605	2,778,665	30.1
Savings and interest checking	4,506,042	2,946,606	1,559,436	52.9
Money rate savings	22,428,015	16,608,916	5,819,099	35.0
CDs and other time deposits	27,711,563	23,561,639	4,149,924	17.6
Total deposits	66,662,890	52,355,766	14,307,124	27.3
Short-term borrowed funds	6,232,126	4,627,801	1,604,325	34.7
Long-term debt	10,524,646	12,831,350	(2,306,704)	(18.0)
Total interest-bearing liabilities	71,402,392	60,576,312	10,826,080	17.9
Other liabilities	3,403,910	2,926,465	477,445	16.3
Total liabilities	86,823,572	72,741,382	14,082,190	19.4
Total shareholders' equity	$10,524,713	$7,703,424	$2,821,289	36.6%

Average balances
Securities, at amortized cost	$17,783,393	$16,933,397	$849,996	5.0%
Commercial loans and leases	32,272,966	29,116,242	3,156,724	10.8
Direct retail loans	12,682,083	9,502,426	3,179,657	33.5
Sales finance loans	6,208,974	3,483,651	2,725,323	78.2
Revolving credit loans	1,176,648	1,041,279	135,369	13.0
Mortgage loans	12,701,144	10,903,062	1,798,082	16.5
Total loans and leases	65,041,815	54,046,660	10,995,155	20.3
Allowance for loan and lease losses	802,704	724,919	77,785	10.7
Other earning assets	625,977	483,618	142,359	29.4
Total earning assets	83,451,185	71,463,675	11,987,510	16.8
Total assets	94,699,382	80,088,767	14,610,615	18.2
Noninterest-bearing deposits	11,204,341	8,008,885	3,195,456	39.9
Savings and interest checking	4,804,957	3,339,126	1,465,831	43.9
Money rate savings	21,015,740	16,317,831	4,697,909	28.8
CDs and other time deposits	26,745,650	24,574,832	2,170,818	8.8
Total deposits	63,770,688	52,240,674	11,530,014	22.1
Short-term borrowed funds	6,640,017	4,384,035	2,255,982	51.5
Long-term debt	10,644,980	13,376,650	(2,731,670)	(20.4)
Total interest-bearing liabilities	69,851,344	61,992,474	7,858,870	12.7
Total shareholders' equity	$10,413,329	$7,612,013	$2,801,316	36.8%

		As of / For the Quarter Ended

(Dollars in thousands)		6/30/04	3/31/04	12/31/03	9/30/03	6/30/03

MISCELLANEOUS INFORMATION (1)
Unrealized appreciation (depreciation) on
securities available for sale, net of tax		$(228,129)	$145,119	$11,450	$98,196	$240,474
Derivatives (notional value)		19,980,873	20,219,582	14,608,690	9,625,035	12,377,125
Fair value of derivatives portfolio		23,345	214,865	136,025	184,467	274,749
Common stock prices:	High	37.91	38.80	39.69	38.19	35.93
	Low	33.02	34.48	35.98	33.72	31.42
	End of period	36.97	35.30	38.64	35.91	34.30
Weighted average shares -	Basic	554,041,770	546,576,484	544,871,908	551,018,984	471,713,450
	Diluted	557,485,680	550,547,045	549,858,403	555,543,993	475,293,564
End of period shares outstanding		555,337,965	548,022,164	541,942,987	548,886,598	472,118,220
End of period banking offices		1,420	1,353	1,359	1,456	1,109
ATMs		1,911	1,848	1,880	1,948	1,675

NOTES:		All items referring to loans and leases include loans held for sale and are net of unearned income.
	(1)	BB&T had approximately 26,800 full-time equivalent employees at June 30, 2004.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	6/30/04	3/31/04	12/31/03	9/30/03	6/30/03

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent
Interest and fees on loans and leases	$952,389	$919,030	$925,614	$931,997	$853,094
Interest and dividends on securities	185,476	179,639	186,210	191,261	218,872
Interest on short-term investments	2,067	2,509	2,316	1,798	1,744
Total interest income - taxable equivalent	1,139,932	1,101,178	1,114,140	1,125,056	1,073,710
Interest expense
Interest on deposits	172,689	166,777	171,380	184,168	192,505
Interest on short-term borrowed funds	17,968	17,395	15,033	14,651	15,494
Interest on long-term debt	89,094	89,454	89,451	93,291	134,112
Total interest expense	279,751	273,626	275,864	292,110	342,111
Net interest income - taxable equivalent	860,181	827,552	838,276	832,946	731,599
Less: Taxable equivalent adjustment	20,478	20,729	26,600	26,488	28,179
Net interest income	839,703	806,823	811,676	806,458	703,420
Provision for loan and lease losses	64,000	62,500	58,500	65,000	61,500
Net interest income after provision for
loan and lease losses	775,703	744,323	753,176	741,458	641,920
Noninterest income
Service charges on deposits	131,445	122,763	122,120	121,981	96,645
Mortgage banking income (loss)	67,535	7,110	45,628	98,330	(32,711)
Investment banking and brokerage fees and commissions	63,624	76,598	68,667	65,805	60,597
Trust revenue	31,519	29,985	29,099	31,871	26,248
Insurance commissions	164,712	123,706	102,070	103,592	101,500
Other nondeposit fees and commissions	79,465	71,634	73,618	73,312	60,770
Securities gains (losses), net	2	(511)	(7,529)	(9,994)	109,500
Other noninterest income	35,353	46,893	37,342	27,206	38,547
Total noninterest income	573,655	478,178	471,015	512,103	461,096
Noninterest expense
Personnel expense	433,866	422,966	374,788	412,350	367,497
Occupancy and equipment expense	103,428	100,147	100,463	97,352	85,625
Foreclosed property expense	7,085	6,002	6,556	5,163	3,541
Amortization of intangibles	28,670	24,056	21,100	20,990	6,806
Other noninterest expense	176,811	175,165	179,778	173,393	155,610
Total noninterest expense	749,860	728,336	682,685	709,248	619,079
Operating earnings before income taxes	599,498	494,165	541,506	544,313	483,937
Provision for income taxes	199,041	159,521	164,657	165,055	147,009
Operating earnings (1)	$400,457	$334,644	$376,849	$379,258	$336,928

PER SHARE DATA BASED ON
OPERATING EARNINGS (1)
Basic earnings	$.72	$.61	$.69	$.69	$.71
Diluted earnings	.72	.61	.69	.68	.71
Dividends paid per common share	.32	.32	.32	.32	.29
Book value per share	18.95	19.03	18.33	18.61	16.32
Tangible book value per share (2)	10.56	11.01	10.92	11.20	12.36

PERFORMANCE RATIOS BASED ON
OPERATING EARNINGS (1)
Return on average assets	1.66%	1.46%	1.66%	1.66%	1.67%
Return on average equity	15.18	13.17	14.80	14.73	17.45
Net yield on earning assets (taxable equivalent)	4.02	4.09	4.22	4.17	4.06
Efficiency ratio (taxable equivalent) (3)	52.8	55.1	52.7	53.0	52.0
Noninterest income as a percentage of
total income (taxable equivalent) (3)	38.8	36.9	34.7	37.3	38.2
Equity as a percentage of total assets at
end of period	10.8	11.1	11.0	11.3	9.6
Average earning assets as a percentage of
average total assets	88.2	88.1	87.9	87.6	89.3
Average loans and leases as a percentage of
average deposits	101.3	102.7	100.7	99.4	102.9

CASH BASIS PERFORMANCE BASED ON
OPERATING EARNINGS (1) (4)
Cash basis operating earnings	$422,466	$354,965	$393,646	$395,987	$341,080
Diluted earnings per share	.76	.64	.72	.71	.72
Return on average tangible assets	1.83%	1.62%	1.81%	1.81%	1.73%
Return on average tangible equity	28.41	23.93	25.84	25.62	23.38
Efficiency ratio (taxable equivalent) (3)	50.5	52.9	50.8	51.2	51.4

NOTES:		Applicable ratios are annualized.
	(1)	Operating earnings exclude the effect of merger-related and nonrecurring charges. These charges totaled $351 thousand, $6.1 million, $71.8 million, $263.4 million, and $20.7 million, net of tax, for the quarters ended June 30, 2004, March 31, 2004, December 31, 2003, September 30, 2003 and June 30, 2003, respectively. See Reconciliation Tables included herein.
	(2)	Excludes the carrying value of goodwill and other intangible assets from shareholders' equity.
	(3)	Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, gains or losses on mortgage banking-related derivatives, merger-related charges and nonrecurring charges, where applicable. See Reconciliation Tables included herein.
	(4)	Cash basis operating performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	6/30/04	3/31/04	12/31/03	9/30/03	6/30/03

INCOME STATEMENTS
Interest income
Interest and fees on loans and leases	$945,561	$912,156	$982,319	$920,451	$841,961
Interest and dividends on securities	171,826	165,784	171,178	176,319	201,826
Interest on short-term investments	2,067	2,509	2,316	1,798	1,744
Total interest income	1,119,454	1,080,449	1,155,813	1,098,568	1,045,531
Interest expense
Interest on deposits	172,689	166,777	171,380	184,168	192,505
Interest on short-term borrowed funds	17,968	17,395	15,033	14,651	15,494
Interest on long-term debt	89,094	89,454	89,451	93,291	134,112
Total interest expense	279,751	273,626	275,864	292,110	342,111
Net interest income	839,703	806,823	879,949	806,458	703,420
Provision for loan and lease losses	64,000	62,500	58,500	65,000	61,500
Net interest income after provision for
loan and lease losses	775,703	744,323	821,449	741,458	641,920
Noninterest income
Service charges on deposits	131,445	122,763	122,120	121,981	96,645
Mortgage banking income (loss)	67,535	7,110	45,628	98,330	(32,711)
Investment banking and brokerage fees and commissions	63,624	76,598	68,667	65,805	60,597
Trust revenue	31,519	29,985	29,099	31,871	26,248
Insurance commissions	164,712	123,706	102,070	103,592	101,500
Other nondeposit fees and commissions	79,465	71,634	73,618	73,312	60,770
Securities gains (losses), net	2	(511)	(7,529)	(9,994)	109,500
Other noninterest income	35,353	46,893	37,342	27,206	38,547
Total noninterest income	573,655	478,178	471,015	512,103	461,096
Noninterest expense
Personnel expense	433,866	422,966	374,788	412,350	367,497
Occupancy and equipment expense	103,428	100,147	100,463	97,352	85,625
Foreclosed property expense	7,085	6,002	6,556	5,163	3,541
Amortization of intangibles	28,670	24,056	21,100	20,990	6,806
Merger-related and restructuring charges	791	9,650	51,451	22,820	10,775
Loss on early extinguishment of debt	--	--	--	384,898	--
Other noninterest expense	176,811	175,165	179,778	173,393	176,676
Total noninterest expense	750,651	737,986	734,136	1,116,966	650,920
Income before income taxes	598,707	484,515	558,328	136,595	452,096
Provision for income taxes	198,601	156,015	253,301	20,704	135,859
Net income	$400,106	$328,500	$305,027	$115,891	$316,237

PER SHARE DATA
Basic earnings	$.72	$.60	$.56	$.21	$.67
Diluted earnings	.72	.60	.55	.21	.67

	For the Quarter Ended

	6/30/04	3/31/04	12/31/03	9/30/03	6/30/03

ANNUALIZED INTEREST YIELDS / RATES (1)
Interest income:
Securities and other earning assets:
U.S. Government securities and other earning assets	3.83%	3.91%	4.12%	4.07%	4.84%
Mortgage-backed securities	4.19	4.91	5.03	5.05	4.84
State and municipal securities	6.58	6.46	6.30	6.28	7.53
Trading securities	1.89	1.45	3.70	2.28	1.09

Total securities and other earning assets	3.96	4.07	4.30	4.28	4.92
Loans:
Commercial loans and leases	5.22	5.31	5.42	5.44	5.63
Consumer loans	6.65	6.77	6.83	7.08	7.84
Mortgage loans	5.55	5.72	5.98	5.82	6.06

Total loans	5.72	5.84	5.96	6.02	6.29

Total earning assets	5.33	5.45	5.60	5.62	5.95

Interest expense:
Interest-bearing deposits:
Savings and interest checking	.20	.21	.24	.27	.38
Money rate savings	.64	.61	.63	.65	.86
CDs and other time deposits	1.98	2.07	2.11	2.23	2.49
Total interest-bearing deposits	1.28	1.32	1.35	1.44	1.73
Short-term borrowed funds	1.08	1.06	.98	.99	1.29
Long-term debt	3.36	3.38	3.55	3.60	4.04

Total interest-bearing liabilities	1.57	1.62	1.65	1.73	2.19

Net yield on earning assets	4.02%	4.09%	4.22%	4.17%	4.06%

NOTES:	(1)	Fully taxable equivalent yields. Excludes nonrecurring items. Securities yields calculated based on amortized cost.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands)	6/30/04	3/31/04	12/31/03	9/30/03	6/30/03

SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$17,477,628	$17,584,687	$15,562,954	$16,032,688	$16,030,474
Securities held to maturity	125	125	60,122	57,076	55,099
Trading securities	388,998	364,481	693,819	710,387	180,711
Total securities	17,866,751	17,949,293	16,316,895	16,800,151	16,266,284
Commercial loans and leases	33,397,400	31,743,612	31,335,752	30,939,186	29,418,569
Direct retail loans	13,314,629	12,447,494	12,130,101	11,791,148	9,716,242
Sales finance loans	6,288,337	6,190,940	6,035,662	6,164,851	3,381,745
Revolving credit loans	1,204,479	1,167,467	1,180,480	1,111,208	1,059,313
Mortgage loans	12,831,806	12,821,573	11,623,391	11,166,084	11,368,328
Total loans and leases	67,036,651	64,371,086	62,305,386	61,172,477	54,944,197
Allowance for loan and lease losses	816,330	790,271	784,937	791,527	719,576
Other earning assets	490,738	510,292	604,006	603,425	533,478
Total earning assets	85,745,148	82,607,385	79,208,578	78,410,936	71,351,630
Total assets	97,348,285	94,281,503	90,466,613	90,355,131	80,444,806
Noninterest-bearing deposits	12,017,270	11,500,136	11,098,251	10,909,953	9,238,605
Savings and interest checking	4,506,042	4,379,735	4,307,069	4,217,404	2,946,606
Money rate savings	22,428,015	20,569,144	20,348,969	20,231,596	16,608,916
CDs and other time deposits	27,711,563	27,675,877	23,595,496	25,936,345	23,561,639
Total deposits	66,662,890	64,124,892	59,349,785	61,295,298	52,355,766
Short-term borrowed funds	6,232,126	5,748,572	7,334,900	6,294,995	4,627,801
Long-term debt	10,524,646	10,625,382	10,807,700	9,837,910	12,831,350
Total interest-bearing liabilities	71,402,392	68,998,710	66,394,134	66,518,250	60,576,312
Total shareholders' equity	10,524,713	10,426,828	9,934,731	10,214,832	7,703,424
Goodwill	4,076,888	3,837,956	3,616,526	3,642,068	1,714,938
Core deposit and other intangibles	586,199	552,527	401,944	422,716	152,054
Total intangibles	4,663,087	4,390,483	4,018,470	4,064,784	1,866,992
Mortgage servicing rights	$371,118	$256,341	$334,931	$327,377	$220,301

Average balances
Securities, at amortized cost	$18,378,505	$17,188,281	$16,937,451	$17,423,216	$17,432,923
Commercial loans and leases	33,085,067	31,460,865	30,919,252	30,746,686	29,231,383
Direct retail loans	13,094,968	12,269,198	11,931,318	11,597,522	9,586,676
Sales finance loans	6,252,607	6,165,341	6,278,763	6,285,902	3,486,168
Revolving credit loans	1,184,780	1,168,516	1,136,268	1,098,690	1,044,083
Mortgage loans	13,246,064	12,156,224	11,425,458	11,790,843	11,032,165
Total loans and leases	66,863,486	63,220,144	61,691,059	61,519,643	54,380,475
Allowance for loan and lease losses	818,852	786,556	794,394	792,914	720,432
Other earning assets	554,295	697,659	590,519	633,744	514,879
Total earning assets	85,796,286	81,106,084	79,219,029	79,576,603	72,328,277
Total assets	97,286,405	92,112,359	90,116,726	90,845,816	81,012,962
Noninterest-bearing deposits	11,663,685	10,744,997	10,967,480	11,023,396	8,326,827
Savings and interest checking	5,034,541	4,575,373	4,425,717	4,497,102	3,303,608
Money rate savings	21,801,020	20,230,460	20,162,364	20,018,836	16,406,576
CDs and other time deposits	27,497,580	25,993,720	25,712,445	26,350,439	24,824,328
Total deposits	65,996,826	61,544,550	61,268,006	61,889,773	52,861,339
Short-term borrowed funds	6,682,835	6,597,199	6,006,630	5,763,994	4,744,761
Long-term debt	10,668,414	10,621,546	9,936,570	10,205,592	13,173,214
Total interest-bearing liabilities	71,684,390	68,018,298	66,243,726	66,835,963	62,452,487
Total shareholders' equity	$10,608,131	$10,218,527	$10,099,916	$10,215,142	$7,745,395

SELECTED CAPITAL INFORMATION (1)
Risk-based capital:
Tier 1	$6,459,729	$6,218,081	$6,166,160	$6,274,986	$5,684,767
Total	8,536,134	8,270,138	8,211,674	8,683,707	8,022,774
Risk-weighted assets	69,649,686	67,264,355	65,511,840	65,442,593	58,324,722
Average quarterly tangible assets	92,923,668	87,835,595	86,157,150	86,828,988	78,631,225
Risk-based capital ratios:
Tier 1	9.3%	9.2%	9.4%	9.6%	9.8%
Total	12.3	12.3	12.5	13.3	13.8
Leverage capital ratio	7.0	7.1	7.2	7.2	7.2
Equity as a percentage of total assets	10.8	11.1	11.0	11.3	9.6
Book value per share	$18.95	$19.03	$18.33	$18.61	$16.32
Tangible book value per share (2)	10.56	11.01	10.92	11.20	12.36

NOTES:		All items referring to loans and leases include loans held for sale and are net of unearned income.
	(1)	Current quarter risk-based capital information is preliminary.
	(2)	Excludes the carrying value of goodwill and other intangible assets from shareholders' equity.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 11	Investor Relations	FAX (336) 733-3132

As of / For the Quarter Ended

(Dollars in thousands)	6/30/04	3/31/04	12/31/03	9/30/03	6/30/03

ASSET QUALITY ANALYSIS
Allowance For Loan and Lease Losses
Beginning balance	$790,271	$784,937	$791,527	$719,576	$716,276
Allowance for acquired loans, net	19,284	--	--	68,768	--
Provision for loan and lease losses	64,000	62,500	58,500	65,000	61,500
Charge-offs
Commercial loans and leases	(23,740)	(22,176)	(38,577)	(27,194)	(27,853)
Direct retail loans	(11,538)	(11,295)	(12,395)	(10,340)	(10,078)
Sales finance loans	(21,664)	(22,518)	(21,856)	(23,309)	(24,751)
Revolving credit loans	(12,531)	(14,286)	(12,279)	(12,387)	(12,955)
Mortgage loans	(1,916)	(1,375)	(1,733)	(1,523)	(1,178)

Total charge-offs	(71,389)	(71,650)	(86,840)	(74,753)	(76,815)

Recoveries
Commercial loans and leases	4,216	6,057	13,703	4,102	10,668
Direct retail loans	2,675	2,489	2,442	3,269	2,857
Sales finance loans	4,165	3,511	3,279	3,305	2,848
Revolving credit loans	2,557	2,178	2,205	2,155	2,159
Mortgage loans	551	249	121	105	83

Total recoveries	14,164	14,484	21,750	12,936	18,615

Net charge-offs	(57,225)	(57,166)	(65,090)	(61,817)	(58,200)

Ending balance	$816,330	$790,271	$784,937	$791,527	$719,576

Nonperforming Assets
Nonaccrual loans and leases:
Commercial loans and leases	$199,718	$218,111	$219,558	$226,655	$233,938
Direct retail loans	50,968	52,426	50,085	47,618	43,023
Sales finance loans	13,152	12,062	13,082	14,182	15,794
Revolving credit loans	369	367	342	354	278
Mortgage loans	61,132	62,756	67,373	66,611	70,491

Total nonaccrual loans and leases	325,339	345,722	350,440	355,420	363,524

Foreclosed real estate	68,035	74,832	78,964	70,178	64,347
Other foreclosed property	18,995	21,247	17,106	20,902	17,575
Restructured loans	566	573	592	613	145

Nonperforming assets	$412,935	$442,374	$447,102	$447,113	$445,591

Loans 90 days or more past due
and still accruing:
Commercial loans and leases	$11,180	$18,885	$17,759	$34,965	$19,925
Direct retail loans	21,015	20,359	25,695	24,019	20,934
Sales finance loans	20,732	26,091	27,863	18,379	15,688
Revolving credit loans	4,116	4,644	5,601	4,626	4,466
Mortgage loans	38,698	33,917	39,840	39,918	36,466

Total loans 90 days or more past due
and still accruing	95,741	103,896	116,758	121,907	97,479

Loans 90 days or more past due and still accruing
as a percentage of total loans and leases	.14%	.16%	.19%	.20%	.18%

Asset Quality Ratios
Nonaccrual and restructured loans and leases
as a percentage of total loans and leases	.49%	.54%	.56%	.58%	.66%
Nonperforming assets as a percentage of:
Total assets	.42	.47	.49	.49	.55
Loans and leases plus
foreclosed property	.62	.69	.72	.73	.81
Net charge-offs as a percentage of
average loans and leases	.34	.36	.42	.40	.43
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.24	.25	.31	.30	.31
Allowance for loan and lease losses as
a percentage of loans and leases	1.22	1.23	1.26	1.29	1.31
Allowance for loan and lease losses as
a percentage of loans and leases
held for investment	1.23	1.25	1.27	1.32	1.39
Ratio of allowance for loan and lease losses to:
Net charge-offs	3.55	x	3.44	x	3.04	x	3.23	x	3.08	x
Nonaccrual and restructured loans and leases	2.50	2.28	2.24	2.22	1.98

NOTES:		All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
	(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 12	Investor Relations	FAX (336) 733-3132

As of / For the Six Months Ended	Increase (Decrease)

6/30/04	6/30/03	$	%

Allowance For Loan and Lease Losses
Beginning balance	$784,937	$723,685	$61,252	8.5%
Allowance for acquired loans, net	19,284	1,267	18,017	NM
Reclassification of allowance related to
unfunded commitments	--	(8,986)	8,986	NM
Provision for loan and lease losses	126,500	124,500	2,000	1.6
Charge-offs
Commercial loans and leases	(45,916)	(56,871)	10,955	(19.3)
Direct retail loans	(22,833)	(22,613)	(220)	1.0
Sales finance loans	(44,182)	(46,984)	2,802	(6.0)
Revolving credit loans	(26,817)	(25,378)	(1,439)	5.7
Mortgage loans	(3,291)	(1,836)	(1,455)	79.2

Total charge-offs	(143,039)	(153,682)	10,643	(6.9)

Recoveries
Commercial loans and leases	10,273	17,037	(6,764)	(39.7)
Direct retail loans	5,164	6,090	(926)	(15.2)
Sales finance loans	7,676	5,341	2,335	43.7
Revolving credit loans	4,735	4,060	675	16.6
Mortgage loans	800	264	536	203.0

Total recoveries	28,648	32,792	(4,144)	(12.6)

Net charge-offs	(114,391)	(120,890)	6,499	5.4

Ending balance	$816,330	$719,576	$96,754	13.4%

Asset Quality Ratios
Net charge-offs as a percentage of
average loans and leases	.35%	.45%
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.25	.33
Ratio of allowance for loan and lease losses to
net charge-offs	3.55	x	2.95	x

	Percentage Increase (Decrease)

	QTD		Annualized Link QTD		YTD
	2Q04 vs. 2Q03		2Q04 vs. 1Q04		2004 vs. 2003

PERCENTAGE CHANGES IN SELECTED BALANCES ADJUSTED FOR
PURCHASE ACQUISITIONS (2)
Average Balances
Commercial loans and leases	5.0%		9.1%		4.1%
Direct retail loans	11.3		13.5		10.2
Sales finance loans	(0.4)		5.7		(1.3)
Revolving credit loans	9.9		5.4		9.5
Mortgage loans	15.1		22.9		12.7
Total loans and leases	7.6		12.3		6.4
Noninterest-bearing deposits	9.5		26.7		9.8
Interest-bearing transaction accounts	9.0		7.7		8.6
CDs and other time deposits	(1.4)		6.5		(1.6)
Other deposits	7.3		16.3		5.6
Total deposits	4.1%		12.7%		3.5%

PERCENTAGE CHANGES IN SELECTED INCOME STATEMENT ITEMS
BASED ON OPERATING EARNINGS ADJUSTED FOR PURCHASE ACQUISITIONS (2)
Net interest income - taxable equivalent	(0.2	) %	4.8%		(0.4	) %
Noninterest income
Service charges on deposits	12.6		23.9		9.6
Mortgage banking income	NM		NM		164.3
Investment banking and brokerage fees and commissions	4.2		(68.1)		23.1
Trust revenue	4.7		17.6		3.0
Insurance commissions	8.4		54.3		9.3
Other nondeposit fees and commissions	12.2		39.6		11.0
Securities gains (losses), net	(100.0)		NM		(100.3)
Other income	(12.1)		(100.3)		14.2
Total noninterest income	4.4		56.9		(0.3)
Noninterest expense
Personnel expense	(4.7)		(8.5)		(2.0)
Occupancy and equipment expense	(1.4)		(7.6)		(1.8)
Other noninterest expense	(3.5)		(3.0)		(0.4)
Total noninterest expense	(3.9	) %	(6.8	) %	(1.5	) %

NOTES:		All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
	(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.
	(2)	Adjusted to exclude estimated growth that resulted from the timing of acquisitions during 2004 and 2003.
	NM	- not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 13	Investor Relations	FAX (336) 733-3132

	For the Three Months Ended

(Dollars in thousands, except per share data)	6/30/04	3/31/04	12/31/03	9/30/03	6/30/03

SELECTED MORTGAGE BANKING INFORMATION
Residential Mortgage Servicing Rights (4):
Ending balance	$441,506	$419,937	$463,876	$486,842	$571,003
Less: valuation allowance	(85,085)	(178,424)	(143,727)	(172,649)	(364,035)
Net balance	356,421	241,513	320,149	314,193	206,968

Mortgage Servicing Rights Valuation Allowance:
Beginning balance	$178,424	$143,727	$172,649	$364,035	$254,818
Provisions for impairment	--	43,590	--	--	109,217
Recaptures	(91,867)	--	(20,420)	(88,910)	--
Other-than-temporary impairment	(1,472)	(8,893)	(8,502)	(102,476)	--
Ending balance	85,085	178,424	143,727	172,649	364,035

Residential Mortgage Loan Originations	$3,165,695	$2,299,118	$2,283,680	$5,887,089	$6,041,147
Residential Mortgage Servicing Portfolio:
Loans serviced for others	$24,662,645	$24,034,974	$25,015,348	$25,251,299	$25,149,885
Bank owned loans serviced	12,831,806	12,821,573	11,623,391	11,166,084	11,368,328
Total servicing portfolio	37,494,451	36,856,547	36,638,739	36,417,383	36,518,213
Weighted Average Coupon Rate	5.85%	5.94%	5.98%	6.01%	6.24%
Weighted Average Servicing Fee	.350	.349	.351	.352	.363

	For the Three Months Ended

(Dollars in thousands, except per share data)	6/30/04	3/31/04	12/31/03	9/30/03	6/30/03

RECONCILIATION TABLE
Net income	$400,106	$328,500	$305,027	$115,891	$316,237
Merger-related charges, net of tax	351	6,144	30,176	14,829	6,998
Other, net of tax (3)	--	--	41,646	248,538	13,693
Operating earnings	400,457	334,644	376,849	379,258	336,928
Amortization of intangibles, net of tax	18,135	15,215	12,871	12,804	4,152
Amortization of mark-to-market adjustments, net of tax	3,874	5,106	3,926	3,925	--
Cash basis operating earnings	422,466	354,965	393,646	395,987	341,080

Return on average assets	1.65%	1.43%	1.34%	.51%	1.57%
Effect of merger-related charges, net of tax	.01	.03	.13	.06	.03
Effect of other, net of tax (3)	--	--	.19	1.09	.07
Operating return on average assets	1.66	1.46	1.66	1.66	1.67
Effect of amortization of intangibles, net of tax (2)	.16	.14	.13	.13	.06
Effect of amortization of mark-to-market adjustments,
net of tax	.01	.02	.02	.02	--
Cash basis operating return on average
tangible assets	1.83	1.62	1.81	1.81	1.73

Return on average equity	15.17%	12.93%	11.98%	4.50%	16.38%
Effect of merger-related charges, net of tax	.01	.24	1.19	.58	.36
Effect of other, net of tax (3)	--	--	1.63	9.65	.71
Operating return on average equity	15.18	13.17	14.80	14.73	17.45
Effect of amortization of intangibles, net of tax (2)	12.97	10.42	10.89	10.64	5.93
Effect of amortization of mark-to-market adjustments,
net of tax	.26	.34	.15	.25	--
Cash basis operating return on average
tangible equity	28.41	23.93	25.84	25.62	23.38

Efficiency ratio (taxable equivalent) (1)	52.9%	55.8%	59.7%	83.7%	54.7%
Effect of merger-related charges	(.1)	(.7)	(4.0)	(1.7)	(.9)
Effect of other (3)	--	--	(3.0)	(29.0)	(1.8)
Operating efficiency ratio (1)	52.8	55.1	52.7	53.0	52.0
Effect of amortization of intangibles	(2.0)	(1.9)	(1.6)	(1.6)	(.6)
Effect of amortization of mark-to-market adjustments	(.3)	(.3)	(.3)	(.2)	--
Cash basis operating efficiency ratio (1)	50.5	52.9	50.8	51.2	51.4

Fee income ratio (1)	38.8%	36.9%	36.5%	37.3%	38.2%
Effect of other (3)	--	--	(1.8)	--	--
Operating fee income ratio (1)	38.8	36.9	34.7	37.3	38.2

Basic earnings per share	$.72	$.60	$.56	$.21	$.67
Effect of merger-related charges, net of tax	--	.01	.06	.03	.01
Effect of other, net of tax (3)	--	--	.07	.45	.03
Operating basic earnings per share	.72	.61	.69	.69	.71

Diluted earnings per share	$.72	$.60	$.55	$.21	$.67
Effect of merger-related charges, net of tax	--	.01	.05	.03	.01
Effect of other, net of tax (3)	--	--	.09	.44	.03
Operating diluted earnings per share	.72	.61	.69	.68	.71
Effect of amortization of intangibles, net of tax	.03	.02	.02	.02	.01
Effect of amortization of mark-to-market adjustments,
net of tax	.01	.01	.01	.01	--
Cash basis operating diluted earnings per share	.76	.64	.72	.71	.72

Net yield on earning assets (taxable equivalent)	4.02%	4.09%	3.89%	4.17%	4.06%
Effect of other, net of tax (3)	--	--	.33	--	--
Operating net yield on earning assets	4.02	4.09	4.22	4.17	4.06

NOTES:		Applicable ratios are annualized.
	(1)	Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, and gains or losses on mortgage banking-related derivatives. Operating and cash basis ratios also exclude merger-related and nonrecurring charges.
	(2)	Reflects the effect of excluding average intangible assets from average assets and average equity to calculate cash basis ratios.
	(3)	Reflects nonrecurring contributions made by an affiliated trust totaling $13.7 million in the second quarter of 2003, a loss on early extinguishment of debt totaling $248.5 million in the third quarter of 2003, and a one-time charge related to deferred income taxes associated with BB&T's leasing operations totaling $41.6 million in the fourth quarter of 2003.
	(4)	Balances exclude commercial mortgage servicing rights totaling $14.7 million, $14.8 million, $14.8 million, $13.2 million and $13.3 million, as of June 30, 2004, March 31, 2004, December 31, 2003, September 30, 2003 and June 30, 2003, respectively.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 14	Investor Relations	FAX (336) 733-3132

	For the Six Months Ended

(Dollars in thousands, except per share data)	6/30/04	6/30/03

RECONCILIATION TABLE
Net income	$728,606	$643,985
Merger-related charges, net of tax	6,495	10,049
Other, net of tax (3)	--	13,693
Operating earnings	735,101	667,727
Amortization of intangibles, net of tax	33,349	8,272
Amortization of mark-to-market adjustments, net of tax	8,981	--
Cash basis operating earnings	777,431	675,999

Return on average assets	1.55%	1.62%
Effect of merger-related charges, net of tax	.01	.03
Effect of other, net of tax (3)	--	.03
Operating return on average assets	1.56	1.68
Effect of amortization of intangibles, net of tax (2)	.15	.06
Effect of amortization of mark-to-market adjustments, net of tax	.02	--
Cash basis operating return on average tangible assets	1.73	1.74

Return on average equity	14.07%	17.06%
Effect of merger-related charges, net of tax	.13	.27
Effect of other, net of tax (3)	--	.36
Operating return on average equity	14.20	17.69
Effect of amortization of intangibles, net of tax (2)	11.67	6.12
Effect of amortization of mark-to-market adjustments, net of tax	.30	--
Cash basis operating return on average tangible equity	26.17	23.81

Efficiency ratio (taxable equivalent) (1)	54.3%	53.4%
Effect of merger-related charges	(.4)	(.7)
Effect of other (3)	--	(.9)
Operating efficiency ratio (1)	53.9	51.8
Effect of amortization of intangibles	(1.9)	(.6)
Effect of amortization of mark-to-market adjustments	(.3)	--
Cash basis operating efficiency ratio (1)	51.7	51.2

Basic earnings per share	$1.32	$1.37
Effect of merger-related charges, net of tax	.02	.02
Effect of other, net of tax (3)	--	.03
Operating basic earnings per share	1.34	1.42

Diluted earnings per share	$1.32	$1.36
Effect of merger-related charges, net of tax	.01	.02
Effect of other, net of tax (3)	--	.03
Operating diluted earnings per share	1.33	1.41
Effect of amortization of intangibles, net of tax	.06	.01
Effect of amortization of mark-to-market adjustments, net of tax	.01	--
Cash basis operating diluted earnings per share	1.40	1.42

NOTES:		Applicable ratios are annualized.
	(1)	Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, and gains or losses on mortgage banking-related derivatives. Operating and cash basis ratios also exclude merger-related and nonrecurring charges.
	(2)	Reflects the effect of excluding average intangible assets from average assets and average equity to calculate cash basis ratios.
	(3)	Reflects nonrecurring contributions made by an affiliated trust totaling $13.7 million in the second quarter of 2003.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                BB&T CORPORATION
                                                                                (Registrant)

                                                                                By: /S/ EDWARD D. VEST

                                                                                Edward D. Vest
                                                                                Senior Vice President and Corporate Controller
                                                                                (Principal Accounting Officer)

Date:       July 13, 2004